BY-LAWS

OF

MAINE & MARITIMES CORPORATION

Adopted on March 7, 2003

Revised November 7, 2003

Revised February 16, 2007

ARTICLE I

CORPORATE OFFICES.

SECTION 1.  PRINCIPAL OFFICE. The principal office of the Company shall be at 209 State Street, Presque Isle, Maine or such other location as the Board of Directors may from time to time designate.

SECTION 2.  REGISTERED OFFICE. The Clerk of the Company shall maintain the registered office of the Company at some fixed place within the State of Maine, which may be, but need not be, the Company’s principal office.

SECTION 3.  OTHER OFFICES. The Company may also have offices at such other places either within or without the State of Maine as the Board of Directors may from time to time determine or as the business may require.

ARTICLE II

STOCKHOLDERS.

SECTION 1.  ANNUAL MEETING. The Company shall hold annually a regular meeting of its Stockholders for the election of Directors and for the transaction of general business at the Principal Office of the Company, except in cases in which the calls therefore designate some other place within or without the State of Maine, at 9:30 A.M., on the second Tuesday in May in each year, if not a legal holiday, and if a legal holiday, then on the first day following which is not a legal holiday. If an Annual Meeting has not been held within thirty days after the date specified in this Section, a substitute annual meeting may be called by any person entitled to call a special meeting of Stockholders. Such annual meetings shall be general meetings, that is to say, open for the transaction of any business within the powers of the Company without special notice of such business, except in cases in which special notice is required by Statute, by the Restated Articles of Incorporation or by these By-laws.

SECTION 2.  SPECIAL MEETINGS. At any time in the interval between annual meetings, special meetings of the Stockholders may be called in the manner provided in the Company’s Restated Articles of Incorporation. Special meetings of Stockholders shall also be held when called in the manner provided in Article FOURTH of the Restated Articles of Incorporation for the particular purposes therein specified. Special meetings of the Stockholders shall be held at the Principal Office of the Company, except in cases in which the calls therefore designate some other place.

SECTION 3.  NOTICE OF MEETINGS. Written notice of every meeting of the Stockholders shall be delivered to each Stockholder entitled to vote at such meeting, by leaving the same with him or her or at his or her residence or usual place of business, or by mailing it, postage prepaid, and addressed to him or her at his or her address as it appears upon the books of the Company, not less than ten nor more than sixty days before the meeting except as otherwise provided by Statute. In the case of a special meeting, or when otherwise required by Statute, the Restated Articles of Incorporation or these By-laws, such notice shall state the place, day, and hour of such meeting and the nature of the business proposed to be transacted thereat. Attendance of a Stockholder at a meeting, in person or by proxy, shall constitute waiver of notice and call, and of any defects therein, except when the Stockholder attends a meeting solely for the purpose of stating his or her objections, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or that insufficient notice thereof was given. In the case of specific items of business that are required to be specifically mentioned in the notice of the meeting, attendance of a Stockholder at a meeting shall constitute waiver of such specific notice, and of any defect therein, or deficiency thereof, unless the Stockholder states his or her objection to the transaction of that item of business, on the ground of insufficiency of notice thereof, when the item of business is first brought before the meeting, and refrains from voting on such item of business. Any defect in the notice of a meeting of Stockholders, or failure to give such notice, may be waived by any Stockholder in writing, in person or by proxy, either before or after such meeting. Notwithstanding these By-laws, defects in the calling or notice of a meeting of Stockholders shall be deemed waived to the extent provided by Statute. No notice other than by verbal announcement need be given of any adjourned meeting unless the adjournment is for thirty days or more or a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting shall be given to each Stockholder entitled to vote at the adjourned meeting of Stockholders.

SECTION 4.  QUORUM. Subject to the provisions of Article FOURTH of the Restated Articles of Incorporation, at all meetings of Stockholders, a majority of the outstanding shares of each class of capital stock entitled to vote, represented by Stockholders in person or by proxy, shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of Stockholders may be adjourned from time to time by a majority of the shares present, or if no shares are present, by the Clerk. Notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which adjournment is to be, unless the adjournment is for thirty days or more or a new record date is set, in which case a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting.

SECTION 5.  VOTING AND PROXIES. Subject to the Restated Articles of Incorporation, any Stockholder having the right to vote at any meeting shall be entitled to one vote for each share of stock held by him or her as of the record date established pursuant to Section 5, Article VI of these By-laws. Any Stockholder entitled to vote at any meeting may vote either in person or by proxy, but no proxy shall be valid eleven months after the date of its execution, unless conspicuously and expressly provided in the proxy. Every proxy shall be in writing, subscribed by a Stockholder or his or her duly authorized attorney, and dated, but need not be sealed, witnessed or acknowledged.

SECTION 6.  LIST OF STOCKHOLDERS. A complete list of the Stockholders entitled to vote at the annual meeting of the Stockholders or at any special meeting of Stockholders, arranged separately by classes of Stock in alphabetical order, with the mailing address of each according to the records of the Company and the number of voting shares held by each, shall be prepared by the Secretary and filed in the office of the Clerk of the Company and at the office of the Company’s Transfer Agent, if any, on the day of each such meeting and ten days prior thereto, and shall be subject to inspections by any Stockholder during the Company’s regular business hours.

SECTION 7.  ORGANIZATION. Each meeting of Stockholders shall be presided over by the Chairperson of the Board of Directors or, if he or she is not present, by the Vice Chairperson and if he or she is not present, by such officer or Director as is designated by the Board of Directors. The Clerk shall act as Secretary of each meeting of Stockholders. At all meetings of Stockholders, the order of business shall be, as far as applicable and practicable, as follows:

1.	Organization.

2.
Proof of notice of meeting or of waivers thereof (the certificate of the Secretary of the Company, or the affidavit of any other person who mailed the notice or caused the same to be mailed, being proof of service of notice by mail).

3.	Submission by Secretary or by Voting Inspectors if any shall have been elected or appointed, of list of Stockholders entitled to vote, present in person or by proxy.

4.	If an annual meeting, presentation of unapproved minutes of preceding meetings, and action thereon.

5.	Reports.

6.	If an annual meeting, or a meeting called for that purpose, the election of Directors.

7.	Unfinished business.

8.	New business.

9.	Adjournment.

ARTICLE III

BOARD OF DIRECTORS.

SECTION 1.  ELECTION, QUALIFICATION, AND POWERS.

(a)   The business and property of the Company shall be conducted and managed by its Board of Directors, which Board may exercise all of the powers of the Company except such as are by Statute, by the Restated Articles of Incorporation or by these By--laws conferred upon or reserved to the Stockholders. Except as provided in Article FOURTH of the Restated Articles of Incorporation, the number of Directors may be increased or decreased by resolution of the holders of stock entitled to vote for the election of Directors, or by the Board of Directors, but only within the limits set by the Restated Articles of Incorporation. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. Directors must be Stockholders. The members of the Board of Directors shall be elected by the Stockholders at their annual meeting, or at any meeting held in place thereof or pursuant to the provisions of the Restated Articles of Incorporation.

(b)   No person shall take a position as a Director unless such person agrees to execute and deliver to the Company such limited power of attorney and such other documents as the responsible officers of the Company reasonably determine are advisable to permit compliance with law, regulations, or stock exchange rules. Incumbent Directors similarly shall comply in good faith with all requirements imposed by the responsible officers of the Company as a result of changes in laws, regulations or stock exchange rules taking effect during their terms as Directors.

(c)   Effective on amendment to the first paragraph of Article THIRD of the Restated Articles of Incorporation after October 1, 2002, no individual who has attained the age of seventy-eight (78) years shall (1) be permitted to stand for election to the Board of Directors or (2) be selected by a majority of the remaining Directors to fill any vacancy on the Board. This subsection (c) may only be amended in the same manner and with the same level of shareholder votes as provided in Article THIRD of the Restated Articles of Incorporation for amendment of said Article THIRD.

(d)   Except as otherwise provided in Article THIRD of the Restated Articles of Incorporation, the Board of Directors shall be divided into three classes pursuant to said Article THIRD and each Director so chosen shall serve until his or her successor shall have been duly chosen and qualified, or as may be otherwise provided in Article FOURTH of the Restated Articles of Incorporation, or until he shall have resigned or shall have been removed as provided in Section 12 of this Article III or until his or her death or incapacity. In the election of Directors, those nominees receiving the greatest number of votes, even though not a majority of the votes cast, shall be deemed elected.

SECTION 2.  FIRST REGULAR MEETING. After each annual election of directors, on the same day and at the place where such election is held, the newly elected Board shall meet for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the board, or in a waiver of notice thereof signed by all the directors.

SECTION 3.  ADDITIONAL REGULAR MEETINGS. In addition to the first regular meeting, regular meetings of the Board of Directors shall be held on such dates as may be fixed, from time to time, by the Board of Directors.

SECTION 4.  SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by the President, the Chairperson of the Board of Directors, by a majority of the Board of Directors or, if the persons specified in this Section are absent or unable to act, by any Vice-President or any two Directors.

SECTION 5.  PLACE OF MEETINGS. Subject to the provisions of Section 2 of this Article III, the Board of Directors may hold its regular and special meetings at such place or places within or without the State of Maine as it may, from time to time, determine. In the absence of any such determination, such regular and special meetings of the Board of Directors shall be held at such places as may be designated in the calls therefore.

SECTION 6.  NOTICE OF MEETINGS. Regular meetings of the Board may be held without notice if the time and place of such meetings are fixed by the By-laws or by resolution of the Board. Notice of the time and place of every special meeting (i) shall be given to each Director at least three days before the meeting by mailing it, postage prepaid, and addressed to him or her at his or her last known residential or business meeting address, according to the records at the Company, (ii) or, if any of the persons specified in Section 4 of this Article III determine that a special meeting upon short notice is necessary shall be given to each Director at least four hours before the meeting, by delivering the same to him or her personally, or by telephone or other electronic means of communication to him or her, or by leaving the same at his or her residence or usual place of business. Notice of any meeting of the Board of Directors shall not be required to have been given to any Director who attends such meeting or who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. No notice of adjourned meetings of the Board of Directors need be given, if the time and place to which it is adjourned are fixed and announced at such meeting. All regular and special meetings of the Board of Directors shall be general meetings, that is to say, open for the transaction of any business within the powers of the Company without special notice of such business, except in cases in which special notice is required by law, by the Restated Articles of Incorporation, by these By-laws or by the call of such meeting.

SECTION 7.  QUORUM. Except as provided in Article SEVENTH of the Restated Articles of Incorporation, at all meetings of the Board of Directors, a majority of the total number of the Directors then in office, shall constitute a quorum for the transaction of business. Except in cases in which it is by Statute, by the Restated Articles of Incorporation or by the By-laws otherwise provided, a vote of the majority of the Directors present at any meeting of Directors at which a quorum is or was once present shall constitute an act of the Board. In the absence of a quorum, the Directors present by majority vote may adjourn the meeting from time to time without notice other than by verbal announcement at the meeting until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 8.  TELEPHONIC MEETING. The Directors, or any committee thereof, may hold a meeting at which any director or committee member may be present by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

SECTION 9.  WRITTEN CONSENT IN LIEU OF MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. Signatures transmitted by fax or other electronic means shall be valid to the extent permitted by law.

SECTION 10.  VACANCIES. Except for vacancies created pursuant to Article FOURTH of the Restated Articles of Incorporation, vacancies occurring in the Board of Directors, for any reason, including newly created directorships resulting from an increase in the number of Directors, shall be filled by the vote of a majority of the remaining Directors, even if less than a majority of the authorized Directorships, or by a sole remaining Director; provided that in the case of any vacancy with respect to a Director elected pursuant to Article FOURTH of the Restated Articles of Incorporation, such vacancy shall be filled in accordance with the provisions of said Article FOURTH.

SECTION 11.  COMPENSATION. The Directors may be compensated for their services on an annual basis, payable monthly, quarterly or semi-annually and they may receive a fixed sum for attendance at each regular or special meeting or every adjournment thereof; such compensation and fixed sum to be fixed from time to time by resolution of the Board of Directors. The Directors shall be reimbursed for all reasonable traveling expenses incurred in attending meetings. In accordance with applicable law, including but not limited to securities laws and regulations, no Director who is a member of the Audit Committee shall receive any other compensation from the Company if such compensation would violate the requirements of law or stock exchanges referenced in Section 3 of Article IV below. Except as provided in the immediately preceding sentence, nothing in this section shall preclude a Director from serving the Company in any other capacity and receiving compensation therefore. Directors who are employees of the Company shall not receive compensation for their services as Directors. No Director shall receive any loan from the Company if such loan would cause a violation of applicable law, including but not limited to securities laws and regulations or listing requirements of the American Stock Exchange or such other exchange or exchanges on which the Board of Directors shall determine to have the Company's capital stock listed.

SECTION 12.  REMOVAL. At any meeting of the Stockholders called for the purpose, any Director may by the vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the Common Stock of the Company issued and outstanding entitled to vote, be removed from office, with or without cause, provided that in the case of Directors elected pursuant to Article FOURTH of the Restated Articles of Incorporation, such Directors may be removed in the manner provided in said Article FOURTH.

SECTION 13.  RESIGNATIONS. Any Director of the Company may resign at any time by giving written notice of such resignation to the Board of Directors and the President. Unless otherwise specified therein, a resignation shall take effect upon the receipt of such notice, and the acceptance of such resignation shall not be necessary to make it effective.

SECTION 14.  INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS.

(a)   Indemnification of Officers and Directors

The Company shall indemnify, to the extent permitted by the Maine Business Corporation Act, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a Director or officer of the Company, or which Director or officer is or was serving at the request of the Company as a director, officer, trustee, employee, partner, member, manager, fiduciary or agent of any pension or employee benefit plan, or another corporation, partnership, limited liability company, trust or other enterprise, upon a determination in each specific case that such person has met the applicable standard of conduct for indemnification provided in such Act, such determination to be made by the Board of Directors or other person or persons who would be required by such Act to make determinations on indemnification in the absence of a By-law provision.

(b)   Indemnification of Employees and Agents

The Company may, in the sole discretion of the Board of Directors, indemnify, to the extent permitted by the Maine Business Corporation Act, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was an employee of the Company, or which employee or agent is or was serving at the request of the Company as a director, officer, trustee, employee, partner, member, manager, fiduciary or agent of any pension or employee benefit plan, or another corporation, partnership, limited liability company, trust, or other enterprise, upon a determination in each specific case that such person has met the applicable standard of conduct for indemnification provided in such Act, such determination to be made by the Board of Directors or other person or persons who would be required by such Act to make determinations on indemnification in the absence of a By-law provision.

(c)    Advance Payment of Expenses

Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding, pending or threatened, shall be paid by the Company to any indemnified person in advance of the final disposition of such action, suit or proceeding, to the extent permitted by the Maine Business Corporation Act, upon a determination in each specific case that such person has met the applicable standard of conduct for indemnification provided in such Act, and upon satisfaction of the other conditions provided in such Act.

(d)   Indemnification Not Exclusive

The indemnification provided by this SECTION 14 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in other capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. A right to indemnification required by the By-laws may be enforced by a separate action against the Company, if an order for indemnification has not been entered by a court in any action, suit or proceeding in respect to which indemnification is sought.

(e)    Insurance

The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, trustee, employee, partner, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise or pension or other employee benefit plan, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability hereunder.

SECTION 15.   OWNERSHIP OF COMPANY SHARES. No person may be elected or appointed a Director unless that person owns a minimum of 500 shares of the Company’s Common Stock; provided that if a person who is precluded from purchasing shares because of a restriction on insider trading or other requirement of law, such person may be elected or appointed a Director without owning the requisite number of shares, but the term of such Director shall be terminated if such Director does not purchase the requisite number of shares within thirty (30) days of advice from Company counsel that the restrictions have ceased to be effective.

ARTICLE IV.

COMMITTEES.

SECTION 1.  EXECUTIVE COMMITTEE. The Board of Directors, by resolution adopted by a majority of the Directors then in office, may designate an Executive Committee of three or more Directors, one of whom shall be the President of the Company. During the intervals between the meetings of the Board of Directors, the Executive Committee shall have and may exercise, to the extent permitted by law, all of the powers of the Board of Directors in the management of the business and affairs of the Company conferred by these By-laws or otherwise, to the extent authorized by the resolution providing for such Executive Committee or by subsequent resolution adopted by a majority of the whole Board of Directors, in all cases in which specific directions shall not have been given by the Board of Directors; provided, however, that the Executive Committee shall not have the authority to: (i) amend the Restated Articles of Incorporation; (ii) adopt a plan of merger or consolidation; (iii) recommend to the Stockholders the sale or other disposition of all or substantially all of the property and assets of the Company other than in the usual course of business; (iv) recommend to the Stockholders a voluntary dissolution of the Company or revocation of such dissolution; (v) declare corporate distributions other than dividends from earned surplus or from net earnings; or (vi) amend these By-laws. Nothing in the foregoing shall prevent the Executive Committee from approving any transaction, including those exceeding the foregoing limits on authority, without prior Board authorization, if such approval is expressly made subject to approval by the Board of Directors. All action by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action, and shall be subject to revision, alteration, and if necessary approval by the Board of Directors; provided that no rights of third parties shall be affected by any such revision, alteration or approval. Vacancies in the Executive Committee shall be filled by the Board of Directors.

SECTION 2.  MEETINGS OF EXECUTIVE COMMITTEE. The Executive Committee shall fix its own rules of procedure and shall meet as provided by such rules or by resolution of the Board of Directors, and it shall also meet at the call of the Chairperson or any two members of the Committee. Unless otherwise provided by such rules or by such resolutions, the provisions of Section 5 and Section 6 of Article III relating to the place of holding and notice required of meetings of the Board of Directors shall govern the Executive Committee. A majority of the Executive Committee shall be necessary to constitute a quorum.

SECTION 3.  AUDIT COMMITTEE. The Board of Directors shall designate an Audit Committee, which shall hire the independent auditors for the annual audit and have such other responsibilities as shall be required to comply with applicable law, including but not limited to securities laws and regulations, and to maintain the Company's listing on the American Stock Exchange or such other exchange or exchanges on which the Board of Directors shall determine to have the Company's capital stock listed. Each Director who is a member of the Audit Committee shall meet such qualifications as are required for the compliance with law and listing requirements referenced in the immediately preceding sentence. The Audit Committee shall have such additional responsibilities as shall be determined from time to time by the Board of Directors.

SECTION 4.  OTHER COMMITTEES. The Board of Directors may, by resolution passed by a majority of the Board of Directors, designate one or more additional committees, each such committee to consist of such number of directors as shall be determined from time to time by resolution of the Board of Directors. Any such committee, to the extent provided in such resolution or resolutions, shall have and may exercise such functions, duties and powers, not inconsistent with Statute, as may be assigned to it by the Board of Directors.

ARTICLE V.

OFFICERS.

SECTION 1.  ELECTED OFFICERS. The elected officers of the Company shall be a President, one or more Senior or Executive Vice Presidents, a Secretary, a General Counsel and a Treasurer. The Board shall also elect a Clerk, who shall not be an officer except (a) to the extent required by law, or (b) if so stated by the Board vote electing the Clerk. The Board of Directors in its discretion may elect a Chairperson of the Board of Directors who, when present, shall preside at all meetings of the Stockholders and the Board of Directors, and who shall have such other powers as the Board from time to time shall prescribe. The Board of Directors in its discretion may elect a Vice Chairperson who, in the event the Chairperson cannot preside over a meeting of the Board of Directors for reason of death, resignation or other similar incapacity, shall preside as acting Chairperson at all such meetings with all the powers prescribed for, and conferred upon the Chairperson under these By-laws and as may be prescribed from time to time by the Board. The Vice Chairperson will continue to preside over all such meetings unless and until either: (1) the Chairperson is able to and does preside at any subsequent meeting of the Board of Directors; or (2) a new Chairperson is elected in accordance with these By-laws, who then shall preside over subsequent meetings. The Vice Chairperson’s sole responsibility shall be to preside over meetings in the manner set forth above, however, the Vice Chairperson may have such other powers and responsibilities as the Board may from time to time prescribe. The Chairperson and Vice Chairperson of the Board of Directors, if any and the President shall be chosen from among the Directors. The officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of Stockholders; provided that any new Vice President position may be filled at the time the position is created. Each elected officer shall hold office until the first meeting following the next annual meeting of Stockholders or until his or her successor shall have been duly chosen and qualified, or until he or she shall have resigned or shall have been removed, in the manner provided in Section 11 of this Article V. Any vacancy in any of the above offices may be filled for the unexpired portion of the term by the Board of Directors, at any regular or special meeting.

SECTION 2.  PRESIDENT. The President shall be the chief executive officer of the Company. He or she shall, in the absence of the Chairperson of the Board of Directors, if any, preside at all meetings of the Stockholders and the Board of Directors; he or she shall have general charge and supervision of the business of the Company; he or she may sign with the Secretary or an Assistant Secretary, certificates of stock of the Company; he or she may sign and execute in the name of the Company, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing the execution thereof shall have been expressly delegated to some other officer or agent of the Company; shall designate Voter Inspectors at Stockholders Meetings; and, in general the President shall perform all duties incident to the office of a President of a corporation, and such other duties as, from time to time, may be assigned to him or her by the Board of Directors or are provided by Statute.

SECTION 3.  SENIOR AND EXECUTIVE VICE PRESIDENTS. At the request of the President, or in his or her absence or disability, any Senior or Executive Vice President shall perform all of the duties of the President, and when so acting shall have the powers of the President, unless otherwise determined by the Board of Directors; he or she may sign, with the Secretary or an Assistant Secretary, certificates of stock of the Company, and shall perform such other duties as, from time to time, may be assigned to him or her by the Board of Directors.

SECTION 4.  SECRETARY. The Secretary shall attend all meetings of the Board of Directors, record its proceedings and, if so appointed, the proceedings of the Executive Committee, in books provided for that purpose; he or she shall see that all notices of meetings of the Directors are duly given in accordance with the provisions of these By-laws, or as required by Statute; he or she shall be custodian of the Directors’ minutes and of the corporate seal or seals of the Company; he or she shall see that the corporate seal is affixed to all documents, the execution of which, on behalf of the Company, under its seal, is duly authorized, and when so affixed may attest the same; he or she may sign with the President certificates of stock of the Company; he or she shall certify all votes, resolutions and actions of the Stockholders, the Board of Directors and Committees of the Board, and in general, he or she shall perform all duties incident to the office of a secretary of a corporation, and such other duties as from time to time may be assigned to him or her by the Board of Directors.

SECTION 5.  TREASURER. The Treasurer shall have the charge of and be responsible for all funds, securities, receipts and disbursements of the Company, and shall deposit or cause to be deposited, in the name of the Company, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he or she shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Company and, in general, he or she shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as may be assigned to him or her by the Board of Directors.

SECTION 6.  GENERAL COUNSEL. The General Counsel shall be the chief legal officer of the Company and may be an employee, an outside attorney or law firm, or a member or partner of such outside law firm.

SECTION 7.  CLERK. The Clerk shall at all times be a resident of Maine. He or she shall keep at the Registered Office of the Company the records of all meetings of the Stockholders. He or she shall see that proper notice is given of all meetings of the Stockholders. He or she shall attend all meetings of the Stockholders and act as the Clerk thereof and shall record all votes and the minutes of all proceedings in the book kept for that purpose, and, in general, shall perform all duties incident to the office of Clerk, and such other duties as from time to time may be assigned him or her by the Board of Directors. Unless the Board of Directors shall elect a Secretary as provided by these By-laws, the Clerk shall act as Secretary and perform all duties required by the Secretary under these By-laws.

SECTION 8.  APPOINTED OFFICERS. The Board of Directors or, to the extent permitted by law, the President, may appoint such Vice Presidents and assistant officers as are deemed necessary, including one or more Assistant Secretaries and one or more Assistant Treasurers. Unless explicitly designated by the Board or President making the appointment, no Vice President (other than Senior and Executive Vice Presidents) or assistant officer, or Assistant Secretary or Assistant Treasurer, shall be an officer of the Company. Each Appointed Officer or Vice President shall hold office for such period and shall have such authority and perform such duties as the Board or President making the appointment may prescribe.

SECTION 9.  OFFICERS HOLDING MORE THAN ONE OFFICE. Any of the above-mentioned offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument be required by Statute, by the Restated Articles of Incorporation or by these By-laws, to be executed, acknowledged or verified by any two or more officers.

SECTION 10.  COMPENSATION, LOANS. The Board of Directors shall have power to fix the compensation of all Elected Officers of the Company. If General Counsel is not an employee of the Company, compensation shall be pursuant to an agreement between the Company and such General Counsel. Compensation for Appointed Officers shall be fixed by the President. No Officer shall receive any loan from the Company if such loan would cause a violation of applicable law, including but not limited to securities laws and regulations or listing requirements of the American Stock Exchange or such other exchange or exchanges on which the Board of Directors shall determine to have the Company's capital stock listed.

SECTION 11.  REMOVAL. Any officer of the Company may be removed, with or without cause, by vote of a majority of the entire Board of Directors at a meeting called for that purpose, or (except in case of an officer elected by the Board of Directors) by the Executive Committee or by an officer upon whom such power of removal may have been conferred.

ARTICLE VI.

STOCK.

SECTION 1.  SHARES UNCERTIFICATED. Except as otherwise provided in a resolution approved by the majority of the directors present, all shares of the Company shall be uncertificated shares beginning on January 1, 2008. Notwithstanding the foregoing, shares represented by a certificate issued prior to January 1, 2008, shall be certificated shares until such certificate is surrendered to the Company.

SECTION 2.  TRANSFER OF SHARES. Shares shall be issued by the Treasurer or an Assistant Treasurer in uncertificated form pursuant to the customary arrangements for issuing shares in such form. Shares shall be transferable only on the record of shareholders of the Company by the holder thereof in person or by attorney, upon compliance with the customary procedures for transferring shares in uncertificated form or upon surrender of the outstanding certificate therefore.

SECTION 3.  FORM AND EXECUTION OF CERTIFICATES. Certificates for the shares of the capital stock of the Company shall be issued only to the extent as may be required by applicable law or as otherwise authorized by the Secretary or an Assistant Secretary, and if so issued shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Any such certificate shall be signed by, or in the name of the Company, (i) by the President and (ii) by the Secretary or an Assistant Secretary of the Company, duly numbered and sealed with the corporate seal of the Company and setting forth the number and kind of shares represented thereby to which each Stockholder is entitled. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Company, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Company, such certificate or certificates may nevertheless be adopted by the Board of Directors of the Company and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Company.

SECTION 4.  TRANSFER AGENT AND REGISTRAR. The Board of Directors may also appoint such Transfer Agents and/or Registrars of transfers for its stock of any class or classes and may require stock certificates to be countersigned and/or registered by one or more of such Transfer Agents and/or Registrars. Where a certificate is countersigned by such Transfer Agent and/or Registrar the signature of the officers of the Company and the seal of the Company thereon may be facsimiles, engraved or printed. Any provisions of these By-laws with reference to the signing and sealing of stock certificates shall include, in cases above permitted, such facsimiles.

SECTION 5.  RECORD DATES. The Board of Directors is hereby authorized to fix the time, not exceeding sixty (60), nor less than ten (10), days preceding the date of any meeting of Stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change, or conversion, or exchange of capital stock of any class shall go into effect, during which the books of the Company shall be closed against transfers of stock. In lieu of providing for the closing of the books against transfers of stock as aforesaid, the Board of Directors shall have the authority to fix in advance a date, not exceeding sixty (60), nor less than ten (10), days preceding (1) the date of any meeting of Stockholders, (2) the date for the payment of any dividend, (3) the date for the allotment of rights, or (4) the date when any change or conversion or exchange or capital stock of any class shall go into effect, as a record date for the determination of the Stockholders entitled, to notice of, or to vote at, and such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock of any class, and in such case such Stockholders and only such Stockholders, as shall be Stockholders of record on the date so fixed, shall be entitled to such notice of, and to vote at such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid. In any case in which the Board of Directors does not provide for the closing of the books against transfer of stock as aforesaid, or fix a record date as aforesaid, the day next preceding the date on which notice of the meeting of Stockholders is mailed, the day next preceding the date on which the resolution of the Board of Directors declaring such dividend is adopted, or the date for the allotment of rights, shall be the record date for the determination of the Stockholders entitled to notice of and to vote at such meeting, or to receive such dividends or rights, as the case may be.

SECTION 6.  MUTILATED, LOST OR DESTROYED CERTIFICATES. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Company of any mutilation, loss or destruction thereof, and the Board of Directors may, in its discretion, cause one or more new certificates, for the same number of shares in the aggregate, to be issued to such holder upon the surrender of the mutilated certificate, or in case of loss or destruction of the certificate, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. The Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate to give the Company a deposit of indemnity by way of bond or otherwise, in such form and amount and with such sureties or securities as the Board of Directors may require to indemnify the Company against loss or liability by reason of the issuance of such new certificates; but the Board of Directors may, in its discretion, refuse to issue such new certificates, save upon the order of some Court having jurisdiction in such matters.

ARTICLE VII.

DIVIDENDS AND FINANCE.

SECTION 1.  DIVIDENDS. Subject to the provisions of the Restated Articles of Incorporation, the Board of Directors may, in its discretion, declare what, if any, dividends shall be paid upon the stock of the Company, or upon any class of such stock. Except as otherwise provided by the Restated Articles of Incorporation, dividends shall be payable upon such dates as the Board of Directors may designate. Before payment of any dividend there may be set aside out of any funds of the Company available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purposes as the Directors shall think conducive to the interests of the Company, and the Directors may abolish any such reserve in the manner in which it was created.

SECTION 2.  CHECKS, DRAFTS, ETC. All checks, drafts or orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Company, and whose face amount is greater than $1000 (or such other level as is determined by the Board of Directors), shall, unless otherwise provided by the Board of Directors, be signed by the Treasurer or an Assistant Treasurer and countersigned by the President or an Executive or Senior Vice President.

SECTION 3.  ANNUAL REPORTS. A report on the affairs of the Company shall be submitted at the annual meeting of the Stockholders. Such statement shall be prepared by such executive officer of the Company as may be designated by the Board of Directors. If no other executive officer is so designated, it shall be the duty of the President to prepare such statement.

SECTION 4.  FISCAL YEAR. The fiscal year of the Company shall be the calendar year, unless otherwise provided by the Board of Directors.

ARTICLE VIII.

SUNDRY PROVISIONS.

SECTION 1.  SEAL. The Corporate seal of the Company shall bear the name of the Company and the words “corporate seal - MAINE”. If deemed advisable by the Board of Directors, a duplicate seal or duplicate seals may be provided and kept for the necessary purposes of the Company.

SECTION 2.  BOOKS AND RECORDS. The Board of Directors may determine from time to time whether and, if allowed, when and under what conditions and regulations, the books and records of the Company, or any of them, shall be open to the inspection of Stockholders, and the rights of Stockholders in this respect are and shall be limited accordingly, except as otherwise provided by Statute. Under no circumstances shall any Stockholder have the right to inspect any book or record or receive any statement for an illegal or improper purpose.

SECTION 3.  BONDS. The Board of Directors may require any officer, agent or employee of the Company to give a bond to the Company, conditioned upon the faithful discharge of his or her duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

SECTION 4.  VOTING UPON STOCK IN OTHER CORPORATIONS. Any stock in other corporations, which may from time to time be held by the Company, may be represented and voted at any meeting of Stockholders of such other corporations by the President or a Vice President of the Company or by proxy executed in the name of the Company by its President or a Vice President with the corporate seal affixed and attested by the Secretary or an Assistant Secretary.

SECTION 5.  AMENDMENTS. Except in cases in which a larger or different vote is required by law or by the Restated Articles of Incorporation, these By-laws may be altered or amended or repealed by the affirmative vote of a majority of the Directors of the Company or by the affirmative vote of a majority of the Stockholders entitled to vote, at a regular or special meeting of the Directors or Stockholders, as the case may be, provided that notice of the proposed alteration or amendment or repeal be contained in the notice of such meeting.